UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction

of incorporation)

0-28784 (Commission File Number)	77-0198182 (IRS Employer Identification No.)

18305 E. San Jose Avenue

City of Industry, California 91748

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2013, Hot Topic, Inc., a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 212F Holdings LLC, a Delaware limited liability company (“Parent”), and HT Merger Sub Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are beneficially owned by affiliates of Sycamore Partners Management, L.L.C. (“Sponsor”).

Merger Agreement

Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held (1) by the Company, Parent, or any of their wholly owned subsidiaries, including certain shares to be contributed to Parent immediately prior to the Merger by each of Lisa Harper, Chairman and Chief Executive Officer of the Company, Don Hendricks, Chief Operating Officer of the Company, Mark Mizicko, Chief Planning Officer of the Company, and certain other employees of the Company pursuant to an equity commitment agreement entered into between Parent and each of such individuals or (2) by shareholders of the Company who have validly exercised their dissenters’ rights under California law) will be converted into the right to receive $14 in cash, without interest and subject to any required tax withholding (the “Per Share Merger Consideration”).

Prior to and effective as of the Effective Time, the Company will take all necessary action to accelerate the vesting of each outstanding option under the Company’s 1996 Equity Incentive Plan, 1996 Non-Employee Directors’ Stock Option Plan, 2006 Equity Incentive Plan and 2012 Equity Incentive Plan (collectively, the “Stock Plans”). At the Effective Time, each outstanding option under a Stock Plan will vest and be cancelled and converted into the right to receive the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, multiplied by the number of shares subject to such option, less all applicable tax withholdings. Prior to the Effective Time, the Company will take all necessary action to accelerate the vesting of each share of restricted stock granted and outstanding under the Stock Plans, and each such share of restricted stock will be treated as a share of common stock for purposes of the Merger Agreement. The Company will terminate the Company’s Employee Stock Purchase Plan prior to the Effective Time and will not permit any new offering period to begin prior to the Effective Time.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, covenants (1) to carry on its business in the ordinary and usual course during the period between the date of the Merger Agreement and the Effective Time, (2) not to engage in certain specified transactions or activities during such period without Parent’s prior consent, (3) not to solicit, initiate or knowingly facilitate or encourage any inquiries, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to an “acquisition proposal,” (4) not to engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of knowingly encouraging or facilitating, an acquisition proposal, (5) to file a proxy statement and, unless the Merger Agreement is terminated, cause a special shareholder meeting to be held regarding the approval of the Merger Agreement and the principal terms of the Merger and (6) subject to certain exceptions, for the board of directors of the Company to recommend that the shareholders approve the Merger Agreement and the principal terms of the Merger and not withdraw or modify its recommendation of the Merger to the Company’s shareholders. The Merger Agreement precludes the Company from declaring and paying its regular quarterly cash dividend and as a result the Company is suspending its dividend program.

The completion of the Merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, (1) adoption of the Merger Agreement by the holders of a majority of the Company’s outstanding common stock, (2) the absence of any “material adverse effect” on the Company occurring after the date of the Merger Agreement that is continuing, (3) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the absence of any legal prohibitions or certain governmental proceedings affecting the closing of the Merger and (5) subject to certain materiality qualifications, the continued accuracy of the Company’s representations and warranties, and continued compliance by the Company with covenants and obligations (to be performed at or prior to the closing of the Merger), as of the closing of the Merger.

The Merger Agreement also includes termination provisions for both the Company and Parent. In connection with a termination of the Merger Agreement under specified circumstances involving competing transactions, a change in the Company’s board of directors’ recommendation of the Merger to the Company’s shareholders or other triggering events, the Company may be required to pay Parent a termination fee of $21 million. In addition, if the Company’s shareholders do not approve the Merger at the special meeting (or any adjournment or postponement thereof), the Company will be required to reimburse Parent for its actual and reasonable expenses incurred in connection with the transactions, not to exceed $4.5 million (which will be credited against any termination fee that subsequently becomes payable under such circumstances). In connection with a termination of the Merger Agreement under specified circumstances involving Parent’s failure to satisfy certain closing conditions or failure to consummate the Merger following the expiration of the marketing period applicable to Parent’s financing (provided other closing conditions are satisfied), Parent may be required to pay the Company a reverse termination fee of $42 million.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with the proceeds of the equity rollover investments and up to $20 million of the available cash of the Company, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Investment funds affiliated with Sponsor have committed to capitalize Parent, at or immediately prior to the Effective Time, with an aggregate equity contribution in an amount up to $255 million subject to the terms and conditions set forth in an equity funding commitment letter, dated as of March 6, 2013. In addition, pursuant to a rollover commitment letter dated March 6, 2013, Ms. Harper has committed to rollover 30,160 shares of the Company’s common stock and make an equity contribution of $5 million in cash and pursuant to separate rollover commitment letters dated the same day, certain employees of the Company have committed to rollover an aggregate of 3,678 shares of the Company’s common stock and make equity contributions aggregating $2,655,000 in all cases in exchange for equity interests of Parent.

Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. (collectively, “Lender”) have committed to provide debt financing for the transaction, consisting of a $75 million ABL facility and a $350 million senior secured bridge loan (less the aggregate proceeds of senior secured notes that would be issued in a high yield bond offering under Rule 144A) each on the terms and subject to the conditions set forth in a commitment letter dated as of March 6, 2013 (the “Debt Commitment Letter”). The obligations of the Lender to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein. The final termination date for the Debt Commitment Letter is September 6, 2013.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to Parent in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into Support Agreements (the “Support Agreements”) with the Company’s chief executive officer and affiliates of the Company’s largest shareholder, Becker Drapkin Management. The shareholders subject to the Support Agreements have, among other things, agreed to vote, and have irrevocably appointed Parent as their proxy to vote, the shares of the Company’s common stock held by each such shareholder (1) in favor of the Merger and the approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, (2) against any action or agreement that would in any material respect impede, interfere with or prevent the Merger and (3) against any competing transaction. Including Company stock options that are exercisable within 60 days of March 6, 2013, 10.36% of the outstanding shares of the Company’s common stock are subject to the Support Agreements. Excluding Company stock options that are exercisable within 60 days of March 6, 2013, 8.92% of the outstanding shares of the Company’s common stock are subject to the Support Agreements.

The shareholders subject to the Support Agreements also have agreed, among other things (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company’s common stock, and (ii) to waive, in connection with the Merger and the other transactions contemplated by the Merger Agreement, any dissenters’, appraisal or other similar rights they may have with respect to their shares of the Company’s common stock.

The Support Agreements terminate in the event the Merger Agreement is terminated and in certain other circumstances.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2013, Don Hendricks, formerly the Company’s Chief Information Officer, was appointed as Chief Operating Officer, effective immediately. Also on March 6, 2013, George Wehlitz, Jr., formerly the Company’s Interim Chief Financial Officer, was appointed as Chief Financial Officer, effective immediately. Biographical information regarding Mr. Hendricks and Mr. Wehlitz was provided in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2012, and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties, and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this Current Report on Form 8-K include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction. Additional risks are described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2012 and its subsequently filed reports with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on the forward-looking statements included in this Current Report on Form 8-K, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Important Additional Information and Where to Find It

In connection with the proposed Merger, Hot Topic, Inc. will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Hot Topic, Inc., 18305 E. San Jose Avenue, City of Industry, CA 91748, attention: Investor Relations or by calling (626) 839-4681.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2012 and will be set forth in the proxy statement regarding the proposed Merger. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2013, by and among 212F Holdings LLC, HT Merger Sub Inc. and Hot Topic, Inc.*

2.2	Form of Support Agreement entered into between 212F Holdings LLC, HT Merger Sub Inc. and the following shareholders of Hot Topic, Inc.: Lisa Harper; Becker Drapkin Partners (QP), L.P.; Becker Drapkin Partners, L.P.; BD Partners I, L.P.; Becker Drapkin Management, L.P.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

Date: March 7, 2013	By:	/s/ George Wehlitz, Jr.
George Wehlitz, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2013, by and among 212F Holdings LLC, HT Merger Sub Inc. and Hot Topic, Inc.*

2.2	Form of Support Agreement entered into between 212F Holdings LLC, HT Merger Sub Inc. and the following shareholders of Hot Topic, Inc.: Lisa Harper; Becker Drapkin Partners (QP), L.P.; Becker Drapkin Partners, L.P.; BD Partners I, L.P.; Becker Drapkin Management, L.P.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.